Exhibit 99.2

Imperva Announces Fourth Quarter and Full Year 2016 Financial Results

Fourth Quarter Highlights

•	Total revenue of $78.4 million

•	Services revenue growth of 36% was driven by the 70% year-over-year increase in subscription revenue

•	GAAP operating loss of $9.3 million; Non-GAAP operating income of $11.1 million

•	Number of deals booked valued over $100,000 increased 23% year-over-year

•	Short-term deferred revenue increased 31% year-over-year

•	Generated free cash flow of $6.0 million

Redwood Shores, Calif. – February 8, 2017 – Imperva, Inc. (NASDAQ: IMPV), committed to protecting business-critical data and applications in the cloud and on-premises, today announced financial results for the fourth quarter and full year ended December 31, 2016.

“We executed well during the fourth quarter highlighted by our ability to exceed revenue and profitability guidance,” stated Anthony Bettencourt, President and Chief Executive Officer of Imperva. “Our results were driven by the demand of our best-of-breed discovery, protection and compliance solutions, as well as ongoing cost controls. Imperva is well positioned to maintain the momentum in 2017 and beyond, given the growing need for enterprises worldwide to protect their business-critical data and applications.”

Fourth Quarter 2016 Financial Highlights

•	Revenue: Total revenue for the fourth quarter of 2016 was $78.4 million compared to $72.7 million in the fourth quarter of 2015. Within total revenue, product revenue was $28.6 million, compared to $36.1 million in the same period last year. Services revenue increased 36% year-over-year to $49.8 million and accounted for 63% of total revenue. Within services revenue, overall subscription revenue grew 70% to $25.4 million, compared to the fourth quarter of 2015. Combined product and subscription revenue was $54.0 million, compared to $51.0 million in the fourth quarter of 2015.

•	Operating Profit (Loss): Operating loss was $(9.3) million for the fourth quarter compared to a loss of $(5.7) million during the fourth quarter in 2015. The results as reported in accordance with U.S. generally accepted accounting principles (GAAP) included stock-based compensation, acquisition-related expenses, amortization of purchased intangibles and costs associated with the review of strategic alternatives and non-routine stockholder matters aggregating $12.2 million for the fourth quarter of 2016 and stock-based compensation and amortization of purchased intangibles aggregating $12.5 million for the fourth quarter of 2015. GAAP results also included restructuring costs of $8.1 million during the fourth quarter of 2016. Non-GAAP operating income for the fourth quarter was $11.1 million or 14% of total revenue, an increase from $6.9 million or 9% of total revenue during the same period in 2015, excluding the above mentioned charges.

•	Net Profit (Loss): Net loss for the fourth quarter was $(9.8) million, or $(0.30) per share based on 32.7 million weighted average shares outstanding. This compares to net loss of $(5.8) million, or $(0.18) per share based on 31.4 million weighted average shares outstanding in the fourth quarter of 2015.

Non-GAAP net income for the fourth quarter of 2016 was $10.5 million, or $0.32 per share based on 33.1 million weighted average diluted shares outstanding, excluding the above mentioned charges. This compares to non-GAAP net income of $6.7 million, or $0.20 per share based on 32.9 million weighted average diluted shares outstanding in the fourth quarter of 2015.

•	Balance Sheet and Cash Flow: As of December 31, 2016, Imperva had cash, cash equivalents and investments of $261.1 million and no debt. Total deferred revenue of $130.5 million increased 22% compared to $106.7 million as of December 31, 2015. Short-term deferred revenue of $104.0 million increased 31% compared to $79.1 million as of December 31, 2015.

The company generated $8.9 million in net cash from operations for the fourth quarter of 2016, compared with generating $8.7 million in the fourth quarter of 2015. The company generated $6.0 million in free cash flow (cash flows from operating activities, less capital expenditures) for the quarter compared to generating $4.6 million during the fourth quarter of 2015.

Full Year 2016 Financial Highlights

•	Revenue: Total revenue for 2016 was $264.5 million, compared to $234.3 million for 2015. Within total revenue, product revenue was $86.8 million, compared to $107.6 million in 2015. Services revenue increased 40% year-over-year to $177.7 million and accounted for 67% of total revenue. Within services revenue, overall subscriptions revenue grew 81% to $84.0 million, compared to 2015. Combined product and subscriptions revenue was $170.8 million, compared to $153.8 million during 2015.

•	Operating Profit (Loss): Operating loss was $(69.0) million for 2016 compared to a loss of $(47.8) million during 2015. The results as reported in accordance with U.S. generally accepted accounting principles (GAAP) included stock-based compensation, acquisition-related expenses, amortization of purchased intangibles and costs associated with the review of strategic alternatives and non-routine stockholder matters aggregating $60.0 million for 2016 and stock-based compensation and amortization of purchased intangibles aggregating $52.4 million for 2015. GAAP results also included restructuring costs of $8.1 million during 2016. Non-GAAP operating loss for 2016 was $(0.9) million, compared to operating income of $4.6 million during 2015, excluding the above mentioned charges.

•	Net Profit (Loss): Net loss for 2016 was $(70.3) million, or $(2.18) per share based on 32.3 million weighted average shares outstanding. This compares to a net loss of $(48.9) million, or $(1.64) per share based on 29.8 million weighted average shares outstanding in 2015.

Non-GAAP net loss for 2016 was $(2.2) million, or $(0.07) per share based on 32.3 million weighted average shares outstanding, excluding the above mentioned charges. This compares to non-GAAP net income of $3.5 million, or $0.11 per share based on 31.6 million weighted average diluted shares outstanding in 2015.

•	Cash Flow: The company generated $22.5 million in net cash from operations for 2016 compared to $23.9 million during 2015. The company generated $5.7 million in free cash flow for 2016 compared to generating $15.8 million during 2015.

A reconciliation of GAAP to non-GAAP financial measures has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Fourth Quarter Operating Highlights

•	During the fourth quarter of 2016, Imperva booked 203 deals with a value over $100,000, compared to 165 in the fourth quarter of 2015. For the full year 2016, the company booked 573 deals with a value over $100,000, compared to 501 during 2015.

•	During the fourth quarter of 2016, Imperva added 218 new customers compared to 228 during the fourth quarter of 2015. For the full year 2016, the company added 750 new customers compared to 756 during 2015. Imperva now has over 5,200 customers in more than 100 countries around the world.

•	Imperva announced that Roger Sippl joined its board of directors, bringing nearly four decades of renowned innovation and entrepreneurial experience to the Imperva Board.

Business Outlook

The following forward-looking statements reflect expectations as of February 8, 2017. Results may be materially different and could be affected by the factors detailed in this press release and in recent Imperva SEC filings.

First Quarter Expectations – Ending March 31, 2017

Imperva expects total revenue for the first quarter of 2017 to be in the range of $67.0 million to $69.0 million. The company expects in the first quarter of 2017 non-GAAP gross margins of approximately 80%. Further, Imperva expects in the first quarter of 2017 non-GAAP operating loss to be in the range of ($0.5) million to ($1.9) million and non-GAAP net loss to be in the range of ($0.7) million to ($2.1) million, or ($0.02) to ($0.06) per share based on approximately 33.5 million weighted average shares, which excludes stock-based compensation, acquisition-related expenses, amortization of purchased intangibles and restructuring costs.

Full Year Expectations – Ending December 31, 2017

Imperva expects total revenue for 2017 to be in the range of $316.0 million to $319.0 million. Imperva expects 2017 non-GAAP gross margins of approximately 80%. Further, the company expects 2017 non-GAAP operating income to be in the range of $17.8 million to $19.2 million and non-GAAP net income to be in the range of $11.2 million to $12.2 million, or $0.31 to $0.34 per share based on approximately 36.0 million weighted average shares, which excludes stock-based compensation, acquisition-related expenses, amortization of purchased intangibles and restructuring costs. Imperva expects capital expenditures for the full year to be in the range of $15.0 million to $20.0 million. Finally, the company expects to generate positive cash flows from operations in 2017.

No reconciliation of forward-looking GAAP to non-GAAP financial measures has been provided in this press release. An explanation is included below under the heading “Non GAAP Financial Measures.”

Quarterly Conference Call

Imperva will host a conference call today at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time) to review the company’s financial results for the fourth quarter and full year ended December 31, 2016. To access this call, dial (888) 713-3593 for the U.S. or Canada or (913) 312-0386 for international callers with conference ID # 2866861. A live webcast of the conference call will be accessible from the investors page of the Imperva website at www.imperva.com, and a recording will be archived and accessible at www.imperva.com. An audio replay of this conference call will also be available through February 22, 2017, by dialing (844) 512-2921 for the U.S. or Canada or (412) 317-6671 for international callers, and entering passcode # 2866861.

Non-GAAP Financial Measures

Imperva reports all financial information required in accordance with U.S. generally accepted accounting principles (GAAP). To supplement the Imperva unaudited condensed consolidated financial statements presented in accordance with GAAP, Imperva uses certain non-GAAP measures of financial performance. The presentation of these non-GAAP financial measures is not intended to be considered in isolation from, as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, and may be different from non-GAAP financial measures used by other companies. In addition, these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the results of Imperva operations as determined in accordance with GAAP. The non-GAAP financial measures used by Imperva include historical and forward-looking non-GAAP operating income (loss), non-GAAP net income (loss) and non-GAAP basic and diluted loss per share and forward-looking non-GAAP gross margin. These non-GAAP financial measures exclude stock-based compensation, acquisition-related expenses, amortization of purchased intangibles, costs associated with the review of strategic alternatives and non-routine stockholder matters and restructuring costs from the Imperva unaudited condensed consolidated statement of operations.

For a description of these items, including the reasons why management adjusts for them, and reconciliations of historical non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the section of the accompanying tables titled “Use of Non-GAAP Financial Information” as well as the related tables that precede it. Imperva may consider whether other significant non-recurring items that arise in the future should also be excluded in calculating the non-GAAP financial measures it uses.

Imperva believes that these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provide meaningful supplemental information regarding the performance of Imperva by excluding certain items that may not be indicative of the company’s core business, operating results or future outlook. Imperva management uses, and believes that investors benefit from referring to, these non-GAAP financial measures in assessing operating results of Imperva, as well as when planning, forecasting and analyzing future periods. These non-GAAP financial measures also facilitate comparisons of the performance of Imperva to prior periods.

Imperva does not provide a reconciliation of forward-looking non-GAAP financial measures to their comparable GAAP financial measures because it could not do so without unreasonable effort due to unavailability of information needed to calculate reconciling items and due to variability, complexity and limited visibility of the adjusting items that would be excluded from the non-GAAP financial measures in future periods. When planning, forecasting and analyzing future periods, Imperva does so primarily on a non-GAAP basis without preparing a GAAP analysis as that would require estimates for items such as stock-based compensation, acquisition-related expenses, costs associated with the review of strategic alternatives and non-routine stockholder matters and restructuring costs, which are inherently difficult to predict with reasonable accuracy. Stock-based compensation expense, for example, is difficult to estimate because it depends on the company’s future hiring and retention needs, as well as the future fair market value of the company’s common stock, all of which are difficult to predict and subject to constant change. In addition, for purposes of setting annual guidance, it would be difficult to quantify stock-based compensation expense for the year with reasonable accuracy in the current quarter. As a result, the company does not believe that a GAAP reconciliation would provide meaningful supplemental information about the company’s outlook.

Forward Looking Statements

This press release contains forward-looking statements, including without limitation those regarding the Imperva “Business Outlook” (“First Quarter Expectations – Ending March 31, 2017” and “Full Year Expectations – Ending December 31, 2017”); the company’s beliefs and expectations regarding future demand of its discovery, protection and compliance solutions as well as cost controls; the company’s belief that it is well positioned to maintain the momentum in 2017 and beyond; the company’s belief regarding the growth of enterprises’ needs worldwide for protecting their business-critical data and applications; and all related statements. These forward-looking statements are subject to material risks and uncertainties that may cause actual results to differ substantially from expectations. Investors should consider important risk factors, which include: demand for the company’s cyber security solutions may not increase or may decrease, including as a result of global macroeconomic conditions and other economic conditions that may reduce enterprise software or security spending generally or customer perceptions about the necessity or reliability of solutions such as ours; the company’s sales expectations for large customers may not materialize in a particular quarter or at all; the company may not timely introduce new products or services or versions of its products or services and such products or services may not be accepted by the market or may have defects, errors, outages or failures; competitors may be perceived by customers to offer greater value or to be better positioned to help handle cyber security threats and protect their businesses from major risk; existing customers may focus their additional cyber security spending on other technologies or addressing other risks; the company’s growth may be lower than anticipated; the markets that the company addresses may not grow as anticipated; the company may not be able to achieve the anticipated operational efficiencies and other benefits of the restructuring initiative; and the risk that the announcement that the board has concluded its review of strategic alternatives may create uncertainty about the company’s prospects as a stand-alone entity and lead to the perception of a change in the direction of its business or other instability, irrespective of the actual circumstances, which may be exploited by competitors, cause concern to current or potential customers and partners, and make it more difficult to attract and retain qualified personnel; and other risks detailed under the caption “Risk Factors” in the company’s Form 10-Q filed with the Securities and Exchange Commission, or the SEC, on November 4, 2016 and the company’s other SEC filings. You can obtain copies of the company’s SEC filings on the SEC’s website at www.sec.gov.

The foregoing information represents the company’s outlook only as of the date of this press release, and Imperva undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, new developments or otherwise.

About Imperva

Imperva® (NASDAQ:IMPV) is a leading provider of cyber security solutions that protect business-critical data and applications. The company’s SecureSphere, CounterBreach, Incapsula, Camouflage and Skyfence product lines enable organizations to discover assets and risks, protect information wherever it lives – in the cloud and on-premises – and comply with regulations. The Imperva Defense Center, a research team comprised of some of the world’s leading experts in data and application security, continually enhances Imperva products with up-to-the minute threat intelligence, and publishes reports that provide insight and guidance on the latest threats and how to mitigate them. Imperva is headquartered in Redwood Shores, California. Learn more: www.imperva.com, our blog, on Twitter.

© 2017 Imperva, Inc. All rights reserved. Imperva, the Imperva logo, SecureSphere, CounterBreach, Incapsula, Camouflage and design and Skyfence are trademarks of Imperva, Inc. and its subsidiaries.

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IMPERVA, INC. AND SUBSIDIARIES

Consolidated Statements of Operations

(On a GAAP basis)

(In thousands, except per share data)

(Unaudited)

	Three months ended December 31,		Twelve months ended December 31,
	2016	2015	2016	2015
Net revenue:
Products and license	$28,641	$36,113	$86,798	$107,563
Services	49,761	36,601	177,657	126,735

Total net revenue	78,402	72,714	264,455	234,298

Cost of revenue(1):
Products and license	3,133	3,412	9,525	10,947
Services	11,466	10,383	44,307	36,633

Total cost of revenue	14,599	13,795	53,832	47,580

Gross profit	63,803	58,919	210,623	186,718
Operating expenses:
Research and development	15,518	14,403	62,402	53,376
Sales and marketing	36,620	39,162	156,465	136,292
General and administrative (2), (3), (4)	12,460	10,659	51,260	43,440
Restructuring	8,118	—	8,118	—
Amortization of acquired intangible assets	352	352	1,408	1,408

Total operating expenses	73,068	64,576	279,653	234,516

Loss from operations	(9,265)	(5,657)	(69,030)	(47,798)
Other expense, net	(26)	(189)	(77)	(402)

Loss before provision for income taxes	(9,291)	(5,846)	(69,107)	(48,200)
Provision for income taxes	527	(65)	1,172	682

Net loss	$(9,818)	$(5,781)	$(70,279)	$(48,882)

Net loss per share of common stock stockholders, basic and diluted	$(0.30)	$(0.18)	$(2.18)	$(1.64)

Shares used in computing net loss per share of common stock, basic and diluted	32,744	31,393	32,284	29,849

(1) Stock-based compensation expense as included in above:
Cost of revenue	1,060	1,149	4,664	3,862
Research and development	3,280	3,709	14,711	13,831
Sales and marketing	3,328	3,893	20,510	16,717
General and administrative	3,612	3,412	17,131	16,554

Total stock-based compensation expense	$11,280	$12,163	$57,016	$50,964

(2) Acquisition-related expense as included in above:
General and administrative	162	0	162	0

Total acquisition-related expense	$162	$—	$162	$—

(3) Strategic review expense as included in above:
General and administrative	50	0	348	0

Total strategic review expense	$50	$—	$348	$—

(4) Non-routine stockholder matters expense as included in above:
General and administrative	396	0	1,047	0

Total non-routine stockholder matters expense	$396	$—	$1,047	$—

IMPERVA, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(In thousands)

(Unaudited)

	December 31, 2016	December 31, 2015
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$107,343	$168,252
Short-term investments	153,749	96,555
Restricted cash	68	79
Accounts receivable, net	62,571	61,051
Inventory	590	815
Prepaid expenses and other current assets	7,922	7,965

Total current assets	332,243	334,717
Property and equipment, net	21,496	12,164
Goodwill	37,448	34,972
Acquired intangible assets, net	8,393	7,991
Severance pay fund	5,070	4,530
Restricted cash	1,884	1,665
Deferred tax assets	1,220	588
Other assets	1,065	1,042

TOTAL ASSETS	$408,819	$397,669

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$5,529	$6,870
Accrued compensation and benefits	20,840	20,259
Accrued and other current liabilities	7,683	14,283
Deferred revenue	104,042	79,132

Total current liabilities	138,094	120,544
Other liabilities	6,637	4,515
Deferred revenue	26,429	27,525
Accrued severance pay	5,696	4,884

TOTAL LIABILITIES	176,856	157,468

STOCKHOLDERS’ EQUITY:
Common stock	3	3
Additional paid-in capital	510,257	448,069
Accumulated deficit	(276,819)	(206,540)
Accumulated other comprehensive loss	(1,478)	(1,331)

TOTAL STOCKHOLDERS’ EQUITY	231,963	240,201

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$408,819	$397,669

IMPERVA, INC. AND SUBSIDIARIES

Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Twelve months ended December 31
	2016	2015
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(70,279)	$(48,882)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	7,488	4,551
Stock-based compensation	62,875	50,964
Amortization of acquired intangibles	1,408	1,408
Loss on disposals of PPE	267	—
Amortization of premiums/accretion of discounts on short-term investments	238	496
Excess tax benefits from share-based compensation	(36)	(165)
Other	125	—
Changes in operating assets and liabilities:
Accounts receivable, net	(1,520)	(13,605)
Inventory	(16)	(1,056)
Prepaid expenses and other assets	383	(4,220)
Accounts payable	(1,398)	977
Accrued compensation and benefits	(2,543)	4,510
Accrued and other liabilities	2,178	3,242
Severance pay (net)	272	16
Deferred revenue	23,684	25,482
Deferred tax assets	(632)	149

Net cash provided by operating activities	22,494	23,867

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from sales/maturities of short-term investments	72,453	33,948
Purchase of short-term investments	(129,989)	(89,626)
Net purchases of property and equipment	(16,789)	(8,080)
Change in restricted cash	(208)	(17)
Acquisitions, net of cash acquired	(3,914)	—

Net cash used in investing activities	(78,447)	(63,775)

CASH FLOWS FROM FINANCING ACTIVITIES:
Settlement of holdback liability	(7,157)	—
Proceeds from follow-on public offering, net of offering costs	—	127,853
Offering costs relating to follow-on public offering	(112)	—
Proceeds from issuance of common stock, net of repurchases	11,233	23,524
Shares withheld for tax withholding on vesting of restricted stock units	(8,831)	(11,464)
Excess tax benefits from share-based compensation	36	165

Net cash (used) provided by financing activities	(4,831)	140,078

Effect of exchange rate changes on cash and cash equivalents	(125)	(14)

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(60,909)	100,156
CASH AND CASH EQUIVALENTS - Beginning of period	168,252	68,096

CASH AND CASH EQUIVALENTS - End of period	$107,343	$168,252

IMPERVA, INC. AND SUBSIDIARIES

(Reconciliation of GAAP to Non-GAAP Measures)

(In thousands, except per share amounts)

(Unaudited)

	Three months ended December 31,		Twelve months ended December 31,
	2016	2015	2016	2015
GAAP operating loss	$(9,265)	(5,657)	$(69,030)	$(47,798)
Plus:
Stock-based compensation expense	11,280	12,163	57,016	50,964
Acquisition-related expense	162	—	162	—
Strategic review expense	50	—	348	—
Non-routine stockholder matters expense	396	—	1,047	—
Restructuring	8,118	—	8,118	—
Amortization of purchased intangibles	352	352	1,408	1,408

Non-GAAP operating income (loss)	$11,093	6,858	$(931)	$4,574

GAAP net loss attributable to Imperva, Inc. stockholders	$(9,818)	(5,781)	$(70,279)	$(48,882)
Plus:
Stock-based compensation expense	11,280	12,163	57,016	50,964
Acquisition-related expense	162	—	162	—
Strategic review expense	50	—	348	—
Non-routine stockholder matters expense	396	—	1,047	—
Restructuring	8,118	—	8,118	—
Amortization of purchased intangibles	352	352	1,408	1,408

Non-GAAP net income (loss)	$10,540	6,734	$(2,180)	$3,490

Weighted average shares outstanding, basic	32,744	31,393	32,284	29,849

Weighted average shares outstanding, diluted	33,134	32,889	32,284	31,619

Non-GAAP net income (loss), basic	$0.32	$0.21	$(0.07)	$0.12

Non-GAAP net income (loss), diluted	$0.32	$0.20	$(0.07)	$0.11

IMPERVA, INC. AND SUBSIDIARIES

(Reconciliation of Free Cash Flow)

(In thousands)

(Unaudited)

	Twelve months ended December 31
	2016	2015
Net cash provided by operating activities	$22,494	$23,867
Less:
Net purchases of property and equipment	(16,789)	(8,080)

Total free cash generated	$5,705	$15,787

Use of Non-GAAP Financial Information

In addition to the reasons stated under “Non-GAAP Financial Measures” above, which are generally applicable to each of the items Imperva excludes from its non-GAAP financial measures, Imperva believes it is appropriate to exclude or give effect to certain items for the following reasons:

Stock-Based Compensation. When evaluating the performance of its consolidated results, Imperva does not consider stock-based compensation expense. Likewise, the Imperva management team excludes stock-based compensation expense from its operating plans. In contrast, the Imperva management team is held accountable for cash-based compensation and such amounts are included in its operating plans. Further, when considering the impact of equity award grants, Imperva places a greater emphasis on overall stockholder dilution rather than the accounting charges associated with such grants.

Imperva excludes stock-based compensation expense from its non-GAAP financial measures primarily because it does not consider such expense as part of its ongoing operating results when assessing the performance of its business, and the exclusion of the expense facilitates the comparison of current period results with results from prior periods.

Amortization of Purchased Intangibles. When analyzing the operating performance of an acquired entity, Imperva’s management focuses on the total return provided by the investment (i.e., operating profit generated from the acquired entity as compared to the purchase price paid) without taking into consideration any allocations made for accounting purposes. Because the purchase price for an acquisition necessarily reflects the accounting value assigned to intangible assets (including acquired technology and goodwill), when analyzing the operating performance of an acquisition in subsequent periods, Imperva’s management excludes the GAAP impact of acquired intangible assets to its financial results. Imperva believes that such an approach is useful in understanding the long-term return provided by an acquisition and that investors benefit from a supplemental non-GAAP financial measure that excludes the accounting expense associated with acquired intangible assets.

In addition, in accordance with GAAP, Imperva generally recognizes expense for internally-developed intangible assets as they are incurred until technological feasibility is reached, notwithstanding the potential future benefit such assets may provide. Unlike internally-developed intangible assets, however, and also in accordance with GAAP, Imperva generally capitalizes the cost of acquired intangible assets and recognizes that cost as an expense over the useful lives of the assets acquired (other than goodwill, which is not amortized, as required under GAAP). As a result of their GAAP treatment, there is an inherent lack of comparability between the financial performance of internally-developed intangible assets and acquired intangible assets. Accordingly, Imperva believes it is useful to provide, as a supplement to its GAAP operating results, a non-GAAP financial measure that excludes the amortization of acquired intangibles.

Acquisition-Related Charges. Imperva completed an acquisition during the fourth quarter of 2016 and incurred legal, accounting, advisory and other transaction-related expense. Imperva has excluded these acquisition-related expenses from its non-GAAP financial measures because they are not representative of ongoing operating costs. Imperva does not acquire businesses on a predictable cycle and the expenses from these transactions vary significantly and are unique to each transaction. Imperva records acquisition-related expense as operating expense when it is incurred. As a result, when it occurs, the expense affects comparability from period to period and Imperva believes that investors benefit from a supplemental non-GAAP financial measure that excludes these expenses to facilitate the comparison of current period results with the results from prior periods.

Review of Strategic Alternatives and Non-Routine Stockholder Matters. During the quarter, Imperva incurred professional service fees and costs related to its review of strategic alternatives and other non-routine stockholder matters. Imperva has excluded the expense associated with these activities from its non-GAAP financial measures because they are not representative of and Imperva does not consider them part of its ongoing operating costs. The exclusion of these expenses facilitates the comparison of current period results with the results from prior periods.

Restructuring Charges. Imperva undertook a restructuring plan in the fourth quarter of 2016 and recorded cash restructuring charges, substantially all of which were termination-related costs. In contrast to cost-reduction initiatives that are part of ongoing operations, the restructuring plan resulted in one-time severance costs that are not representative of ongoing operating costs. Because the restructuring plan was incremental to the operating activities of the core business, Imperva has excluded the expense associated with the restructuring from its non-GAAP financial measures to facilitate the comparison of current period results with the results from prior periods.

Investor Relations Contact Information

Kim Janssen

650.832.6897

kim.janssen@imperva.com

Seth Potter

646.277.1230

IR@imperva.com

Seth.Potter@icrinc.com